As filed with the Securities and Exchange Commission on August 2, 2017
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
100 N. Riverside Plaza
Chicago, IL 60606-1596
(312) 544-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Grant M. Dixton
Vice President, Deputy General Counsel and Corporate Secretary
The Boeing Company
100 N. Riverside Plaza
Chicago, IL 60606-1596
(312) 544-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert M. Hayward, P.C.
Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
(312) 862-2000

 Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐
 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $5.00 per share	14,435,370	$239.44	$3,456,404,993	$400,598

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The price per share is $239.44, based on the closing stock price for the registrant’s common stock as reported on the New York Stock Exchange on August 1, 2017.

PROSPECTUS

THE BOEING COMPANY
14,435,370 Shares
of
Common Stock
This prospectus relates to the sale, from time to time, of up to 14,435,370 shares of our common stock, par value $5.00 per share, by or on behalf of The Boeing Company Employee Retirement Plans Master Trust (the “Trust” or “Selling Stockholder”). The common stock will be sold by or on behalf of the Selling Stockholder.
The common stock may be offered and sold by the Selling Stockholder from time to time directly or through underwriters, broker-dealers or agents. The common stock may be sold in one or more transactions at market prices prevailing at the time of sale or at prices determined on a negotiated or competitive bid basis. See “Plan of Distribution.” We will not receive any portion of the proceeds of the sale of the common stock offered by this prospectus and will bear all expenses incidental to the registration, offering and sale of the common stock to the public, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.
Our common stock is listed on the New York Stock Exchange under the symbol “BA.” On August 1, 2017, the last reported sale price of our common stock was $239.44 per share.
Investing in our common stock involves risks. You should carefully consider the information set forth under “Risk Factors” on page 1 of this prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2017.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
THE BOEING COMPANY	1
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	3
SELLING STOCKHOLDER	3
DESCRIPTION OF CAPITAL STOCK	3
PLAN OF DISTRIBUTION	4
LEGAL MATTERS	5
EXPERTS	5
WHERE YOU CAN FIND MORE INFORMATION	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that The Boeing Company filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, the Selling Stockholder may offer our shares of common stock in one or more offerings. Some transactions in which the Selling Stockholder offers shares of our common stock under this registration statement may require that we provide a prospectus supplement that will contain additional information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or any related prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. Neither we nor the Selling Stockholder has taken any action that would permit the Selling Stockholder to sell our common stock publicly in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions pertaining to the offering of the securities and the distribution of this prospectus. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of the document or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.
This prospectus includes information provided by us and by other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of the company and the terms of this offering and the common stock, including the merits and risks involved. The registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”
We are not making any representation to any purchaser of the common stock regarding the legality of an investment in the common stock by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult with your own attorney, business advisor, or tax advisor for legal, business, and tax advice regarding an investment in the common stock.
The terms “Boeing,” “we,” “us,” and “our” as used in this prospectus refer to The Boeing Company. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.
THE BOEING COMPANY
The Boeing Company is one of the world’s major aerospace firms and a leading manufacturer of commercial airplanes and defense, space and security systems. Our products and tailored services include commercial and military aircraft, satellites, weapons, electronic and defense systems, launch systems, advanced information and communication systems, and performance-based logistics and training. We are organized based on the products and services we offer. Our historical financial statements report our operations in five principal segments: Boeing Commercial Airplanes (“BCA”); three segments that together comprised the Boeing Defense, Space & Security (“BDS”) business - Boeing Military Aircraft, Network & Space Systems, and Global Services & Support; and Boeing Capital Corporation (“BCC”).
In November 2016, we announced plans for the formation of a dedicated services business, Boeing Global Services (“BGS”). BGS became operational on July 1, 2017, and, beginning with the third quarter of 2017, we expect to report our financial results in four principal segments: BCA, BDS, BGS, and BCC.
The Boeing Company was incorporated in Washington in 1916 and reincorporated in Delaware in 1934. Our principal executive offices are located at 100 N. Riverside Plaza, Chicago, Illinois 60606-1596 and our telephone number is (312) 544-2000. We maintain a website at www.boeing.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

RISK FACTORS
Investing in Boeing’s common stock involves risks. Before making an investment decision, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or any prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. These risks could materially adversely affect Boeing's business, financial condition, results of operations, cash flows or prospects. You could lose all or part of your investment. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.
FORWARD-LOOKING STATEMENTS
Certain statements in or incorporated by reference in this prospectus and any prospectus supplement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact.
Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to:

(1)	general conditions in the economy and our industry, including those due to regulatory changes;

(2)	our reliance on our commercial airline customers;

(3)
the overall health of our aircraft production system, planned production rate targets across multiple commercial airline programs, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards;

(4)	changing budget and appropriation levels and acquisition priorities of the U.S. government;

(5)	our dependence on U.S. government contracts;

(6)	our reliance on fixed-price contracts;

(7)	our reliance on cost-type contracts;

(8)	uncertainties concerning contracts that include in-orbit incentive payments;

(9)	our dependence on our subcontractors and suppliers as well as the availability of raw materials;

(10)	changes in accounting estimates;

(11)	changes in the competitive landscape in our markets;

(12)	our non-U.S. operations, including sales to non-U.S. customers;

(13)	potential adverse developments in new or pending litigation and/or government investigations;

(14)	customer and aircraft concentration in BCC’s customer financing portfolio;

(15)	changes in our ability to obtain debt on commercially reasonable terms and at competitive rates in order to fund our operations and contractual commitments;

(16)	realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures;

(17)	the adequacy of our insurance coverage to cover significant risk exposures;

(18)	potential business disruptions, including those related to physical security threats, information technology or cyber attacks, epidemics, sanctions or natural disasters;

(19)	work stoppages or other labor disruptions;

(20)	significant changes in discount rates and actual investment return on pension assets;

(21)	potential environmental liabilities; and

(22)	threats to the security of our or our customers’ information.
Additional information regarding these and other factors that could cause actual results to differ from those in our forward-looking statements is contained under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016, which is incorporated in this prospectus by reference (and in any of our annual reports on Form 10-K and quarterly reports on Form 10-Q for subsequent periods that are so incorporated). Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.
USE OF PROCEEDS
The proceeds from any sale of our common stock pursuant to this prospectus are solely for the account of the Selling Stockholder. We will not receive any proceeds from these sales.
SELLING STOCKHOLDER
This prospectus covers the resale, from time to time, by the Selling Stockholder, of shares of common stock of The Boeing Company. The number of shares to be sold by the Selling Stockholder shall be specified from time to time in a prospectus supplement. The Selling Stockholder is a tax-qualified trust that holds the assets for our U.S. defined benefit pension plans.
The registration of the shares of common stock does not necessarily mean that the Selling Stockholder will sell all or any of the shares of common stock registered by the registration statement of which this prospectus forms a part. The Selling Stockholder may offer and sell all or any portion of the shares of common stock covered by this prospectus and any applicable prospectus supplement from time to time, but is under no obligation to offer or sell any such shares. Because the Selling Stockholder may sell, transfer, or otherwise dispose of all, some, or none of the shares of common stock covered by this prospectus, or may acquire additional shares from us or in the market in the future, we cannot determine the number of such shares of common stock that will be sold, transferred, or otherwise disposed of by the Selling Stockholder or the amount or percentage of shares of common stock that will be held by the Selling Stockholder upon termination of any particular offering. See “Plan of Distribution.”
The shares of common stock are held in the custody of JP Morgan Chase Bank, N.A., Global Investor Services, 4 Chase Metrotech Center, 6th Floor, Brooklyn, NY 11245-0001, as the Trustee. Boeing currently has ongoing banking relationships with the Trustee in the ordinary course of business and expects to continue to have similar relationships with the Trustee in the future. The shares of common stock will be held in a separate investment account at the Trustee. Newport Trust Company has been appointed as an independent investment manager to direct the disposition of the shares of common stock. The independent investment manager will have sole authority to manage the shares of common stock and the sole power to vote and to dispose of the shares of common stock. On August 1, 2017, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Newport Trust Company as the independent investment manager for the Selling Stockholder for the resale of the shares of our common stock owned by the Selling Stockholder. This registration statement is being filed to satisfy our obligations under the Registration Rights Agreement.
Based upon information provided to us by the Selling Stockholder, the 14,435,370 shares contributed to the Selling Stockholder on August 1, 2017 were the only shares of common stock owned by the Selling Stockholder as of August 1, 2017.
DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is a summary and is subject to the provisions of our Amended and Restated Certificate of Incorporation (the “Charter”), our By-Laws, and the relevant provisions of the laws of the State of Delaware. The total number of shares of capital stock authorized by the Charter is 1,220,000,000, consisting of 1,200,000,000 shares of common stock and 20,000,000 shares of preferred stock. Holders of common stock are entitled to receive such dividends as may be declared by Boeing’s Board of Directors out of legally available funds, and are entitled to share pro rata in any distributions to shareholders, subject to the preferences of any preferred stock which may be issued and to restrictions contained in agreements to which we are a party. No preemptive, conversion or redemption rights or sinking funds provisions are applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. All holders of the common stock are entitled to one vote per share on all matters to be voted on by Boeing shareholders, including the election of directors. Shareholders do not have cumulative voting rights in election of directors. The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at a shareholders’ meeting is required for shareholder action, except for (1) the election of directors, in which case a nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (except in the case of a contested election in which case the candidates receiving the greatest number of votes are elected as directors) and (2) amendments to the provisions in the By-Laws related to compensation and removal of officers, which require the approval of a majority of the outstanding shares entitled to vote for the election of directors.
The Charter authorizes the Board of Directors, without any further approval, to (1) divide the preferred stock into series, (2) designate each such series, (3) fix and determine dividend rights, (4) determine the price, terms and conditions on which shares of preferred stock may be redeemed, (5) determine the amount payable to holders of preferred stock in the event of voluntary or involuntary liquidation, (6) determine any sinking fund provisions, and (7) establish any voting, preemption or conversion privileges.
PLAN OF DISTRIBUTION
We have registered the common stock to allow the Selling Stockholder to sell the common stock to the public from time to time after the date of this prospectus. The Selling Stockholder may, upon the instructions of the independent investment manager, sell the common stock directly or through underwriters, broker-dealers or agents. If the Selling Stockholder sells the common stock through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts, concessions or commissions (which commissions will not exceed those customary in the types of transactions involved) or agents’ commissions. We have agreed to pay all of the expenses incidental to the registration, offering and sale of the common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The Selling Stockholder may enter into agreements to indemnify underwriters, brokers, dealers, and agents against civil liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
We will not receive any portion of the proceeds of the sale of the common stock offered by this prospectus.
The SEC may deem the Selling Stockholder and any broker-dealers or agents who participate in the distribution of the common stock to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, the SEC may deem any profits made by the Selling Stockholder as a result of selling the common stock and any discounts, commissions or concessions received by any broker-dealers or agents to be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then such Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act and also may be subject to liabilities under the securities laws, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the common stock.
The common stock may, upon the instructions of the independent investment manager, be sold pursuant to the methods described below from time to time by or for the account of the Selling Stockholder on the New York Stock Exchange or otherwise in one or more transactions at:
•a fixed price or prices, which may be changed;
•market prices prevailing at the time of sale;
•prices related to prevailing market prices; or
•prices determined on a negotiated or competitive bid basis.
The Selling Stockholder will act independently of us with respect to timing, manner and size of each sale. These sales may, upon the instructions of the independent investment manager, be effected by any one or more of the following methods:
•a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker or dealer as principal;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers; or
•privately negotiated transactions.
In connection with sales of the common stock or otherwise, the Selling Stockholder may, upon the instructions of the independent investment manager:
•enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume;
•sell the securities short and deliver the securities to close out their short positions; or
•loan or pledge the securities to broker-dealers, who may in turn sell the securities.
To comply with the securities laws of some states, if applicable, the Selling Stockholder may only sell the common stock in such jurisdictions through registered or licensed brokers or dealers.
With respect to a particular offering of the common stock, to the extent required by law, we will file an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing the following information:

•the amount of common stock being offered and sold;
•the respective purchase prices and public offering prices and other material terms of the offering;
•the names of any participating agents, broker-dealers or underwriters employed by the Selling Stockholder in connection with such sale; and
•any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Stockholder.
Our common stock trades on the New York Stock Exchange under the symbol “BA.”
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, certain legal matters with respect to the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for Boeing by Kirkland & Ellis LLP, Chicago, Illinois.
EXPERTS
The financial statements incorporated in this prospectus by reference from our annual report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
With respect to the unaudited interim financial information for the periods ended March 31, 2017 and 2016 and June 30, 2017 and 2016 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our quarterly reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.
WHERE YOU CAN FIND MORE INFORMATION
We file periodic reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.boeing.com. Our website is not part of this prospectus and is not incorporated by reference into this prospectus. You may also read and copy any document that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must read all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 1-00442) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) until the offering of the securities under the registration statement is terminated or completed:
•our annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 8, 2017, as amended on February 10, 2017;
•our quarterly reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 filed with the SEC on April 26, 2017 and July 26, 2017;
•our current reports on Form 8-K filed with the SEC on February 16, 2017, May 3, 2017, June 28, 2017, and August 1, 2017; and
•the description of our common stock contained in our current report on Form 8-K filed with the SEC on April 30, 2014, including any amendments or reports filed for the purpose of updating such description.
You may request copies of these filings at no cost to you by writing or telephoning us as follows: The Boeing Company, Attention: Corporate Secretary, 100 N. Riverside Plaza, MC 5003-1001, Chicago, Illinois U.S.A. 60606-1596, telephone number (312) 544-2000. Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated fees and expenses to be paid solely by Boeing in connection with the sale of the securities being registered hereby:

Securities and Exchange Commission registration fee	$400,598
Legal fees and expenses	$15,000
Accounting fees and expenses	$20,000
Miscellaneous expenses	$10,000
TOTAL	$445,598
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending, or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred in connection therewith.
Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article VII of Boeing’s By-Laws provides for indemnification of its directors and officers to the fullest extent permitted by the DGCL. Boeing has purchased liability insurance applicable to its directors and certain officers as permitted by Section 145 of the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.
Article Eleventh of Boeing’s Charter provides that, to the full extent that the DGCL permits the limitation or elimination of the liability of directors, a director will not be liable to Boeing or its stockholders for monetary damages for conduct as a director.
Item 16. Exhibits.
The Exhibit Index attached to this registration statement is incorporated herein by reference.

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby further undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time is was declared effective; and
(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 2nd day of August, 2017.

THE BOEING COMPANY

By:	/s/ Gregory D. Smith
Gregory D. Smith
Chief Financial Officer and Executive Vice President, Enterprise Performance & Strategy (Principal Financial Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 2nd day of August, 2017.

Signature	Title

/s/ Dennis A. Muilenburg	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Dennis A. Muilenburg

/s/ Gregory D. Smith	Chief Financial Officer and Executive Vice President, Enterprise Performance & Strategy (Principal Financial Officer)
Gregory D. Smith

/s/ Robert E. Verbeck	Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer)
Robert E. Verbeck

*	Director
Robert A. Bradway

*	Director
David L. Calhoun

*	Director
Arthur D. Collins, Jr.

*	Director
Kenneth M. Duberstein

*	Director
Edmund P. Giambastiani, Jr.

*	Director
Lynn J. Good

*	Director
Lawrence W. Kellner

*	Director
Edward M. Liddy

*	Director
Susan C. Schwab

*	Director
Randall L. Stephenson

*	Director
Ronald A. Williams

*	Director
Mike S. Zafirovski
* The undersigned by signing his name hereunto has hereby signed this registration statement on behalf of the above-named directors on August 2, 2017, pursuant to powers of attorney executed on behalf of each such director and filed with the Securities and Exchange Commission as Exhibit 24.1 hereto.

By:	/s/ Dennis A. Muilenburg
Dennis A. Muilenburg
(Attorney-in-Fact)
Date:	August 2, 2017

INDEX TO EXHIBITS

Exhibit Number	Description

3.1
Amended and Restated Certificate of Incorporation of The Boeing Company dated May 5, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-00442) dated May 1, 2006)

3.2
By-Laws of The Boeing Company, as amended and restated effective October 14, 2016 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-00442) dated October 14, 2016)

5.1	Opinion of Kirkland & Ellis LLP

10.1
Registration Rights Agreement, dated as of August 1, 2017 by and between The Boeing Company and Newport Trust Company, solely in its capacity as duly appointed and acting investment manager of a segregated account held in The Boeing Company Employee Retirement Plans Master Trust

15	Letter from Deloitte & Touche LLP Regarding Unaudited Interim Financial Information

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1	Powers of Attorney